Exhibit 99.1

FOR IMMEDIATE RELEASE

PREMIER INC. REPORTS FISCAL 2016 THIRD-QUARTER RESULTS

CHARLOTTE, NC, May 9, 2016 – Premier, Inc. (NASDAQ: PINC) today reported financial results for the fiscal 2016 third quarter ended March 31, 2016.

Third-Quarter Highlights:

•	Net revenue increased 14% to $298.7 million from the same period last year; Supply Chain Services segment revenue rose 11% and Performance Services segment revenue increased 24%.

•	Adjusted EBITDA* increased 16% to $119.9 million from the same period last year.

•	Adjusted fully distributed net income* increased 16% to $63.9 million, or $0.44 on a fully diluted per-share basis, from the same period a year ago. GAAP net income totaled $71.6 million, compared with $72.0 million in the prior year.

*	Descriptions of adjusted EBITDA, adjusted fully distributed net income and other non-GAAP financial measures are provided in “Use and Definition of Non-GAAP Measures,” and reconciliations to GAAP figures are provided in the tables at the end of this release.

“I am pleased to report that Premier delivered double-digit growth across our multiple businesses in the fiscal third quarter, as our healthcare providers continued to turn to Premier for integrated solutions to the cost, quality, safety and population health challenges facing them,” said Susan DeVore, president and chief executive officer. “The combined growth of our Supply Chain Services and Performance Services segments produced a 14% year-over-year increase in consolidated net revenue. The 16% gain in both non-GAAP adjusted EBITDA and adjusted fully distributed net income exceeded our expectations.

“In Supply Chain Services, the 11% year-over-year growth in net administrative fees revenue generated by our group purchasing organization (GPO) also surpassed our expectations, driven by strong contract utilization from our members and the impact of newer members which have fully converted to our contracts over the past 12 to 18 months,” DeVore said. “Our Performance Services segment delivered 24% year-over-year revenue growth, with strong contributions from our recent CECity and Healthcare Insights acquisitions, which have produced significant revenue and adjusted EBITDA growth from their levels of performance prior to being acquired by Premier.

“We also experienced growth from our other businesses within Performance Services, although not at our expected levels,” DeVore continued. “Specifically, we encountered slower-than-anticipated revenue growth as the market continues to evolve to more integrated solutions to address cost reduction, quality and safety improvement, and population health needs across the care continuum. This has resulted in lengthier implementations for some of our complex solutions and has impacted growth of less integrated solutions, although we believe we are well positioned for long-term success in this dynamically changing market.

Premier Inc. FY’16 Q3 Results

“Based on our year-to-date performance and our expectations for the balance of fiscal 2016, we are updating fiscal 2016 full-year guidance,” DeVore said. “We are raising our mid-range estimates for Supply Chain Services revenue, consolidated adjusted EBITDA and adjusted fully distributed earnings per share. We are reducing our revenue guidance range for Performance Services, resulting in a lower mid-range estimate for consolidated revenue. This revised guidance projects 15% to 16% consolidated revenue growth for fiscal 2016, comprised of 11% to 12% Supply Chain Services segment revenue growth and 24% to 26% Performance Services segment revenue growth. Revised guidance also projects 12% to 14% non-GAAP adjusted EBITDA growth and 11% to 15% non-GAAP adjusted fully distributed earnings-per-share growth.

“Looking forward, we continue to be pleased with our track record of growth and the overall performance of Premier, and are confident in the long-term performance trajectory we anticipate from our company,” DeVore said. “When we report fourth-quarter financial results in August, we expect to establish guidance for fiscal 2017 consistent with our long-term plan to target double-digit growth. Longer term, the nation’s healthcare system continues to represent one of the biggest social and economic challenges of our time. We believe that Premier, in partnership with our members, remains uniquely positioned to lead the transformation to lower-cost, higher-quality, population-focused healthcare delivery.”

Results of Operations for the Third Quarter of Fiscal 2016

Consolidated Third-Quarter Financial Highlights

	Three Months Ended March 31,			Nine Months Ended March 31,
(in thousands, except per share data)	2016	2015	% Change	2016	2015	% Change
Net Revenue:
Supply Chain Services:
Net administrative fees	$131,270	$117,959	11%	$369,952	$337,157	10%
Other services and support	1,104	740	49%	2,963	1,192	149%

Services	132,374	118,699	12%	372,915	338,349	10%
Products	80,010	73,438	9%	239,107	203,698	17%

Total Supply Chain Services	212,384	192,137	11%	612,022	542,047	13%
Performance Services:
Services	86,285	69,586	24%	249,151	198,429	26%

Total	$298,669	$261,723	14%	$861,173	$740,476	16%

Adjusted EBITDA (a):
Supply Chain Services	$118,704	$101,600	17%	$329,642	$290,210	14%
Performance Services	30,771	26,166	18%	90,158	67,717	33%

Total segment adjusted EBITDA	149,475	127,766	17%	419,800	357,927	17%
Corporate	(29,546)	(24,021)	23%	(78,819)	(64,856)	22%

Total	$119,929	$103,745	16%	$340,981	$293,071	16%

Non-GAAP adjusted fully distributed net income (a)	$63,920	$55,286	16%	$181,691	$155,181	17%

Non-GAAP earnings per share on adjusted fully distributed net income - diluted (a)	$0.44	$0.38	16%	$1.25	$1.07	17%

Weighted average fully distributed shares outstanding - diluted	145,018	145,170		145,558	145,095

GAAP Net Income	$71,557	$72,029	-1%	184,805	202,724	-9%

(a)	See attached supplemental financial information for reconciliation of reported Non-GAAP results to GAAP results.

For the fiscal third quarter ended March 31, 2016, Premier generated net revenue of $298.7 million, a 14% increase from net revenue of $261.7 million for the same period a year ago.

Premier Inc. FY’16 Q3 Results

Adjusted EBITDA of $119.9 million increased 16% from $103.7 million for the same period last year. The increase was driven by revenue growth in both of the company’s business segments, including contributions from recent acquisitions in the current year.

Adjusted fully distributed net income for the fiscal third quarter rose 16% to $63.9 million, or $0.44 per fully diluted share, from $55.3 million, or $0.38 per fully diluted share, for the same period a year ago. Adjusted fully distributed earnings per share is a non-GAAP financial measure that represents net income, adjusted for non-recurring and non-cash items, attributable to all stockholders as if all Class B stockholders exchange their Class B common units and associated Class B common shares for Class A common shares, and reflects income taxes at an estimated effective rate of 40% on 100% of pretax income.

GAAP net income for the fiscal third quarter totaled $71.6 million, compared with $72.0 million for the same quarter a year ago. The decline is primarily attributable to increased income tax expense resulting from higher taxable income and the recording of a valuation allowance against a portion of the company’s deferred tax assets. Fiscal 2016 and 2015 third-quarter net income attributable to stockholders required non-cash adjustments of $284.4 million and $(387.1) million, respectively, to reflect the change in redemption value of the limited partners Class B common unit ownership at the end of each period. These non-cash adjustments result from changes in the company’s stock price between periods and do not reflect results of the company’s business operations. After these non-cash adjustments based on changes in stock price, the company reported GAAP net income attributable to stockholders of $299.9 million, or $0.43 per fully diluted share, compared with a GAAP net loss attributable to stockholders of $374.9 million, or $10.05 per share, a year ago. (See income statement in the tables section of this press release.)

Segment Results

Supply Chain Services

For the fiscal third quarter ended March 31, 2016, the Supply Chain Services segment generated net revenue of $212.4 million, an 11% increase from $192.1 million in the third quarter a year ago. Revenue growth was primarily driven by strong contributions from the group purchasing organization. GPO net administrative fees revenue of $131.3 million rose 11% from a year ago, driven by increased contract penetration of existing members, the impact of recruitment and conversion of newer members over the past 12 to 18 months and the benefit of earlier-than-anticipated payment and vendor reporting. The GPO is subject to periodic quarterly fluctuations in net administrative fees revenue, due to variability based on the timing of when cash and vendor reports are received. Product sales of $80.0 million increased 9% from a year ago due to the ongoing growth in member utilization of the company’s direct sourcing and specialty pharmacy businesses. The slower pace of growth in the quarter is largely due to an industry-wide decline in specialty pharmaceutical revenues associated with the treatment of Hepatitis C. Excluding the impact of Hepatitis C, product revenues increased approximately 25% in the quarter.

Supply Chain Services segment adjusted EBITDA of $118.7 million for the fiscal 2016 third quarter increased 17% from $101.6 million for the same period a year ago. The growth primarily reflects increases in net administrative fees revenue.

Premier Inc. FY’16 Q3 Results

Performance Services

For the fiscal third quarter ended March 31, 2016, the Performance Services segment generated net revenue of $86.3 million, a 24% increase from $69.6 million for the same quarter last year. Revenue growth in the technology business was driven primarily by the contributions of $12.5 million from the CECity and Healthcare Insights businesses, which were acquired in the fiscal 2016 first quarter, as well as from the PremierConnect® SaaS-based (software-as-a-service) applications. The advisory services business also achieved growth, driven primarily by the company’s performance improvement collaboratives, population health advisory engagements and applied research.

Performance Services segment adjusted EBITDA was $30.8 million for the fiscal 2016 third quarter, an 18% increase from $26.2 million for the same quarter last year. The growth in segment adjusted EBITDA reflects contributions from fiscal 2016 acquisitions, and increased revenue from PremierConnect SaaS-based subscriptions and licenses, advisory services and collaboratives.

Results of Operations for the Nine Months Ended March 31, 2016

For the nine months ended March 31, 2016, Premier generated net revenue of $861.2 million, a 16% increase from net revenue of $740.5 million for the same period a year ago. Adjusted EBITDA of $341.0 million increased 16% from $293.1 million for the same period last year. Adjusted fully distributed net income for the nine months rose 17% to $181.7 million, or $1.25 per fully diluted share, from $155.2 million, or $1.07 per fully diluted share, for the same period a year ago.

GAAP net income for the nine-month period totaled $184.8 million, compared with $202.7 million for the same period a year ago. Fiscal 2016 and 2015 nine-month net income attributable to stockholders required non-cash adjustments of $685.6 million and $(812.0) million, respectively, to reflect changes in redemption value of the limited partners Class B common unit ownership at the end of each period. These non-cash adjustments result from changes in the company’s stock price between periods and do not reflect results of the company’s business operations. After these non-cash adjustments based on the changes in stock price, the company reported GAAP net income attributable to stockholders of $1.03 per fully diluted share, compared with a GAAP net loss attributable to stockholders of $22.28 per share a year ago. (See income statement in the tables section of this press release.)

Supply Chain Services segment net revenue for the nine months of fiscal 2016 increased 13% to $612.0 million from $542.0 million a year earlier. Supply Chain Services segment adjusted EBITDA increased 14%, to $329.6 million from $290.2 million for the prior year.

Performance Services segment net revenue for the nine months of fiscal 2016 increased 26% to $249.2 million from $198.4 million a year earlier, while segment adjusted EBITDA increased 33% to $90.2 million from $67.7 million.

Cash Flows and Liquidity

Cash provided by operating activities was $270.9 million for the nine-month period ended March 31, 2016, compared with $255.6 million for the same period a year ago. At March 31, 2016, the company’s cash, cash equivalents and short- and long-term marketable securities totaled $305.0

Premier Inc. FY’16 Q3 Results

million, compared with $503.3 million at March 31, 2015, and consisted of $238.4 million in cash and cash equivalents and $66.6 million in marketable securities with maturities ranging from three months to five years. The reduction in cash, cash equivalents and short- and long-term marketable securities, as compared to last year, was due to the company’s acquisitions of CECity, Healthcare Insights and InflowHealth during the first half of fiscal 2016. Through the first nine months of fiscal 2016, the company had capital expenditures of $54.7 million.

Free cash flow for the quarter ended March 31, 2016 was $93.8 million, compared with $59.5 million for the same period last year, driven primarily by a $30.2 million increase in net cash provided by operating activities for the quarter. The company continues to expect that 40% to 50% of adjusted EBITDA will convert to free cash flow for the full fiscal year. The company defines free cash flow as cash provided by operating activities less distributions to limited partners, purchases of property and equipment, and payments to limited partners under tax receivable agreements (see free cash flow reconciliation to net cash provided by operating activities in the tables section of this press release).

At March 31, 2016, the company had an outstanding balance of $50.0 million on its five-year $750.0 million revolving credit facility. During the fiscal first quarter, the company borrowed $150.0 million to partially fund the acquisition of CECity, which closed on August 20, 2015, and repaid $100.0 million during the fiscal second and third quarters.

Fiscal 2016 Outlook and Guidance

Based on fiscal year-to-date results and management’s current expectations and assumptions for the remainder of fiscal 2016, the company is revising its full fiscal-year 2016 financial guidance as set forth below.

Fiscal 2016 Financial Guidance

Premier, Inc. updates full-year fiscal 2016 financial guidance, as follows:

(in millions, except per share data)	Updated FY 2016	% YoY Increase	Previous FY 2016
Net Revenue:
Supply Chain Services segment	$821 - $830	11% - 12%	$802 - $823
Performance Services segment	$333 - $340	24% - 26%	$352 - $362

Total Net Revenue	$1,154 - $1,170	15% - 16%	$1,154 - $1,185

Non-GAAP adjusted EBITDA	$439 - $449	12% - 14%	$430 - $449

Non-GAAP adjusted fully distributed EPS	$1.59 - $1.65	11% - 15%	$1.57 - $1.65

Updated May 9, 2016. The Company does not reconcile guidance for adjusted EBITDA and non-GAAP adjusted fully distributed net income per share to net income (loss) or GAAP earnings per share because the Company does not provide guidance for reconciling items between net income (loss) and adjusted EBITDA and non-GAAP adjusted fully distributed earnings per share. The Company is unable to provide guidance for these reconciling items since certain items that impact net income (loss) are outside of the Company’s control and cannot be reasonably predicted. Accordingly, a reconciliation to net income (loss) or GAAP earnings per share is not available without unreasonable effort.

The company’s updated fiscal full-year 2016 outlook is based on expectations of continued stable growth in the company’s Supply Chain Services revenue, which raises management confidence in the company’s outlook for consolidated adjusted EBITDA and adjusted fully distributed earnings per share, both of which are non-GAAP measures. It is also based on expectations of continued growth in the company’s Performance Services segment, including the previously anticipated revenue contribution of $30 million to $35 million from CECity and

Premier Inc. FY’16 Q3 Results

Healthcare Insights. Growth in the remainder of the company’s Performance Services businesses is expected to reflect the continued impact of the competitive market environment, longer implementations associated with growth in large-scale engagements, and the revenue variability inherent in some of the company’s advisory service business due to timing of revenue recognition on performance-based engagements. Key assumptions also include: continued (but more normalized) growth of the company’s direct sourcing and specialty pharmacy businesses; the addition and contract conversion ramp-up of newer GPO members; deeper penetration of existing members’ supply spend; and increased member participation in performance improvement collaboratives.

Guidance assumptions do not contemplate the impact of any potential future acquisitions. Premier expects fiscal 2016 capital expenditures of approximately $76.0 million and a consolidated EBITDA margin approximating 38%, as a result of our intentional business mix shift related to our growth strategy and the impact of the recent acquisitions.

The statements in this “Outlook and Guidance” discussion are “forward-looking statements.” For additional information regarding the use and limitations of such statements, see “Forward-Looking Statements” below and the “Risk Factors” section of the company’s Form 10-K for the fiscal year ended June 30, 2015.

Conference Call

Premier management will host a conference call and live audio webcast on Monday, May 9, 2016, at 5:00 p.m. ET, to discuss the company’s financial results. The conference call can be accessed through a link provided on the investor relations page on Premier’s website at investors.premierinc.com. To expedite access, participants should preregister at this website, at which time the participant will be sent a confirmation email including dial-in numbers and a unique PIN for those who wish to participate by phone. A replay of the conference call will be available on the investor relations page of Premier’s website.

About Premier Inc.

Premier Inc. (NASDAQ: PINC) is a leading healthcare improvement company, uniting an alliance of approximately 3,600 U.S. hospitals and 120,000 other providers to transform healthcare. With integrated data and analytics, collaboratives, supply chain solutions, and advisory and other services, Premier enables better care and outcomes at a lower cost. Premier, a Malcolm Baldrige National Quality Award recipient, plays a critical role in the rapidly evolving healthcare industry, collaborating with members to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. Headquartered in Charlotte, N.C., Premier is passionate about transforming American healthcare. Please visit Premier’s news and investor sites on www.premierinc.com; as well as Twitter, Facebook, LinkedIn, YouTube, Instagram, Foursquare and Premier’s blog for more information about the company.

Use and Definition of Non-GAAP Measures

Premier uses EBITDA, adjusted EBITDA, segment adjusted EBITDA, adjusted fully distributed net income, adjusted fully distributed earnings per share, and free cash flow to facilitate a

Premier Inc. FY’16 Q3 Results

comparison of the company’s operating performance on a consistent basis from period to period and to provide measures that, when viewed in combination with its results prepared in accordance with GAAP, allow for a more complete understanding of factors and trends affecting the company’s business than GAAP measures alone. The company believes adjusted EBITDA and segment adjusted EBITDA assist its board of directors, management and investors in comparing the company’s operating performance on a consistent basis from period to period by removing the impact of the company’s asset base (primarily depreciation and amortization) and items outside the control of management (taxes), as well as other non-cash (impairment of intangible assets and purchase accounting adjustments) and non-recurring items, from operating results.

In addition, adjusted fully distributed net income eliminates the variability of non-controlling interest as a result of member owner exchanges of Class B common stock and corresponding Class B units into shares of Class A common stock (which exchanges are a member owner’s cumulative right, but not obligation, which began on October 31, 2014, and occur each quarter thereafter, and are limited to one-seventh of the member owner’s initial allocation of Class B common units) and other potentially dilutive equity transactions which are outside of management’s control. Adjusted fully distributed net income is defined as net income attributable to PHSI (i) excluding income tax expense, (ii) excluding the impact of adjustment of redeemable limited partners’ capital to redemption amount, (iii) excluding the effect of non-recurring and non-cash items, (iv) assuming the exchange of all the Class B common units for shares of Class A common stock, which results in the elimination of non-controlling interest in Premier LP, and (v) reflecting an adjustment for income tax expense on non-GAAP pro forma fully distributed net income before income taxes at the company’s estimated effective income tax rate.

EBITDA is defined as net income before interest and investment income, net, income tax expense, depreciation and amortization and amortization of purchased intangible assets. Adjusted EBITDA is defined as EBITDA before merger and acquisition related expenses and non-recurring, non-cash or non-operating items, and including equity in net income of unconsolidated affiliates. Non-recurring items include certain strategic and financial restructuring expenses. Non-operating items include gain or loss on disposal of assets. Segment adjusted EBITDA is defined as the segment’s net revenue less operating expenses directly attributable to the segment, excluding depreciation and amortization, amortization of purchased intangible assets, merger and acquisition related expenses and non-recurring or non-cash items, and including equity in net income of unconsolidated affiliates. Operating expenses directly attributable to the segment include expenses associated with sales and marketing, general and administrative and product development activities specific to the operation of each segment. General and administrative corporate expenses that are not specific to a particular segment are not included in the calculation of segment adjusted EBITDA. Adjusted EBITDA is a supplemental financial measure used by the company and by external users of the company’s financial statements.

Management considers adjusted EBITDA an indicator of the operational strength and performance of the company’s business. Adjusted EBITDA allows management to assess performance without regard to financing methods and capital structure and without the impact of other matters that management does not consider indicative of the operating performance of the business. Segment adjusted EBITDA is the primary earnings measure used by management to evaluate the performance of the company’s business segments.

Premier Inc. FY’16 Q3 Results

Free cash flow is defined as cash provided by operating activities less distributions to limited partners and purchases of property and equipment and payments to limited partners under tax receivable agreements. Management believes free cash flow is an important measure because it represents the cash that the company generates after payment of tax distributions to limited partners and capital investment to maintain existing products and services as well as development of new and upgraded products and services to support future growth. Free cash flow is important because it allows the Company to enhance stockholder value through acquisitions, partnerships, investments in related or complimentary businesses and debt reduction.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts, such as those under the heading “Fiscal 2016 Outlook and Guidance” are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential factors that could affect Premier’s financial results is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC, including those discussed under the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections of Premier’s Form 10-K for the fiscal year ended June 30, 2015 and also made available on Premier’s website at investors.premierinc.com. Forward-looking statements speak only as of the date they are made, and Premier undertakes no obligation to publicly update or revise any forward-looking statements, including as a result of new information or future events that occur after that date.

Contacts

Investor contact:	Media contact:
Jim Storey	Amanda Forster
Vice President, Investor Relations	Vice President, Public Relations
704.816.5958	202.897.8004
jim_storey@premierinc.com	amanda_forster@premierinc.com

(Tables Follow)

Premier Inc. FY’16 Q3 Results

Condensed Consolidated Statements of Income

(Unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
Net revenue:
Net administrative fees	$131,270	$117,959	$369,952	$337,157
Other services and support	87,389	70,326	252,114	199,621

Services	218,659	188,285	622,066	536,778
Products	80,010	73,438	239,107	203,698

Net revenue	298,669	261,723	861,173	740,476
Cost of revenue:
Services	40,685	36,026	119,301	104,066
Products	71,408	66,789	214,512	183,302

Cost of revenue	112,093	102,815	333,813	287,368

Gross profit	186,576	158,908	527,360	453,108
Operating expenses:
Selling, general and administrative	101,898	86,847	288,120	243,404
Research and development	1,180	596	2,060	2,385
Amortization of purchased intangible assets	8,740	2,554	24,058	6,598

Operating expenses	111,818	89,997	314,238	252,387

Operating income	74,758	68,911	213,122	200,721

Equity in net income of unconsolidated affiliates	6,627	5,197	16,002	14,812
Interest and investment (expense) income, net	(285)	204	(981)	517
Loss on investment	—	(1,000)	—	(1,000)
Other income (expense), net	—	743	(2,081)	(219)

Other income, net	6,342	5,144	12,940	14,110

Income before income taxes	81,100	74,055	226,062	214,831
Income tax expense	9,543	2,026	41,257	12,107

Net income	71,557	72,029	184,805	202,724
Net income attributable to non-controlling interest in S2S Global	—	(252)	—	(1,836)
Net income attributable to non-controlling interest in Premier LP	(56,018)	(59,568)	(153,735)	(170,135)

Net income attributable to non-controlling interest	(56,018)	(59,820)	(153,735)	(171,971)

Adjustment of redeemable limited partners’ capital to redemption amount	284,409	(387,062)	685,649	(811,969)

Net income (loss) attributable to stockholders	$299,948	$(374,853)	$716,719	$(781,216)

Weighted average shares outstanding:
Basic	44,716	37,316	41,329	35,066
Diluted	145,018	37,316	145,558	35,066
Earnings (loss) per share attributable to stockholders (a)
Basic	$6.71	$(10.05)	$17.34	$(22.28)
Diluted	$0.43	$(10.05)	$1.03	$(22.28)

(a)	Earnings (loss) per share attributable to stockholders includes an adjustment to net income (loss) attributable to stockholders of redeemable limited partners’ capital to redemption amount of $284.4 million and ($387.1) million for the three months ended March 31, 2016 and 2015, respectively, and $685.6 million and ($812.0 million) for the nine months ended March 31, 2016 and 2015, respectively.

Premier Inc. FY’16 Q3 Results

Condensed Consolidated Balance Sheets

(in thousands, except share data)

	March 31, 2016	June 30, 2015
	(Unaudited)	(Audited)
Assets
Cash and cash equivalents	$238,384	$146,522
Marketable securities	27,170	240,667
Accounts receivable	128,981	99,120
Inventory	29,307	33,058
Prepaid expenses and other current assets	24,970	22,353
Due from related parties	4,445	3,444

Total current assets	453,257	545,164
Marketable securities	39,456	174,745
Property and equipment, net	165,736	147,625
Intangible assets, net	167,212	38,669
Goodwill	537,902	215,645
Deferred income tax assets	423,766	353,723
Deferred compensation plan assets	38,791	37,483
Other assets	28,856	17,137

Total assets	$1,854,976	$1,530,191

Liabilities, redeemable limited partners’ capital and stockholders’ deficit
Accounts payable	$26,365	$37,634
Accrued expenses	68,308	41,261
Revenue share obligations	62,630	59,259
Limited partners’ distribution payable	24,743	22,432
Accrued compensation and benefits	43,236	51,066
Deferred revenue	52,820	39,824
Current portion of tax receivable agreements	10,845	11,123
Current portion of long-term debt	4,731	2,256
Other liabilities	5,412	4,776

Total current liabilities	299,090	269,631
Long-term debt, less current portion	64,243	15,679
Tax receivable agreements, less current portion	278,406	224,754
Deferred compensation plan obligations	38,791	37,483
Other liabilities	24,138	20,914

Total liabilities	704,668	568,461

Redeemable limited partners’ capital	3,218,086	4,079,832

Stockholders’ deficit:
Class A common stock, $0.01 par value, 500,000,000 shares authorized; 45,342,351 and 37,668,870 shares issued and outstanding at March 31, 2016 and June 30, 2015, respectively	453	377
Class B common stock, $0.000001 par value, 600,000,000 shares authorized; 96,674,787 and 106,382,552 shares issued and outstanding at March 31, 2016 and June 30, 2015, respectively	—	—
Additional paid-in-capital		—
Accumulated deficit	(2,068,152)	(3,118,474)
Accumulated other comprehensive loss	(79)	(5)

Total stockholders’ deficit	(2,067,778)	(3,118,102)

Total liabilities, redeemable limited partners’ capital and stockholders’ deficit	$1,854,976	$1,530,191

Premier Inc. FY’16 Q3 Results

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Nine Months Ended March 31,
	2016	2015
Operating activities
Net income	$184,805	$202,724
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	61,232	39,705
Equity in net income of unconsolidated affiliates	(16,002)	(14,812)
Loss on investment	—	1,000
Deferred income taxes	22,345	(269)
Stock-based compensation	36,785	21,129
Adjustment to tax receivable agreement liability	(4,818)	—
Changes in operating assets and liabilities:
Accounts receivable, prepaid expenses and other current assets	(27,071)	(23,645)
Other assets	(9,773)	(1,130)
Inventory	3,751	(9,035)
Accounts payable, accrued expenses, revenue share obligations and other current liabilities	21,450	35,670
Long-term liabilities	(1,246)	2,417
Other operating activities	(521)	1,821

Net cash provided by operating activities	270,937	255,575

Investing activities
Purchase of marketable securities	(19,211)	(239,782)
Proceeds from sale of marketable securities	367,600	298,757
Acquisition of CECity.com, Inc., net of cash acquired	(398,261)	—
Acquisition of Healthcare Insights, LLC, net of cash acquired	(64,274)	—
Acquisition of InFlow Health, LLC	(6,088)	—
Acquisition of Aperek, Inc., net of cash acquired	—	(47,446)
Acquisition of TheraDoc, Inc., net of cash acquired	—	(108,561)
Investment in unconsolidated affiliates	(3,250)	—
Purchase of non-controlling interest in S2S Global	—	(14,518)
Distributions received on equity investment	17,043	13,900
Purchases of property and equipment	(54,684)	(51,064)
Other investing activities	(6)	(443)

Net cash used in investing activities	(161,131)	(149,157)

Financing activities
Payments made on notes payable	(1,847)	(1,046)
Proceeds from S2S Global revolving line of credit	—	1,007
Payments on S2S Global revolving line of credit	—	(14,715)
Proceeds from credit facility	150,000	—
Payments on credit facility	(100,000)	—
Proceeds from exercise of stock options under equity incentive plan	2,519	1,076
Proceeds from issuance of Class A common stock under stock purchase plan	1,302	—
Repurchase of restricted units	(63)	(90)
Final remittance of net income attributable to former S2S Global minority shareholder	(1,890)	—
Distributions to limited partners of Premier LP	(67,965)	(68,800)

Net cash provided by (used in) financing activities	(17,944)	(82,568)

Net increase in cash and cash equivalents	91,862	23,850
Cash and cash equivalents at beginning of period	146,522	131,786

Cash and cash equivalents at end of period	$238,384	$155,636

Premier Inc. FY’16 Q3 Results

Supplemental Financial Information - Reporting of Adjusted EBITDA

and Non-GAAP Adjusted Fully Distributed Net Income

Reconciliation of Selected Non-GAAP Measures to GAAP Measures

(Unaudited)

(in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
Reconciliation of Net Income to Adjusted EBITDA and Reconciliation of Segment Adjusted EBITDA to Income Before Income Taxes:

Net income	$71,557	$72,029	$184,805	$202,724
Interest and investment income, net	285	(204)	981	(517)
Income tax expense	9,543	2,026	41,257	12,107
Depreciation and amortization	13,110	11,538	37,174	33,107
Amortization of purchased intangible assets	8,740	2,554	24,058	6,598

EBITDA	103,235	87,943	288,275	254,019
Stock-based compensation	11,839	7,285	37,093	21,129
Acquisition related expenses	2,583	2,863	11,699	6,408
Strategic and financial restructuring expenses	33	2	268	1,281
Adjustment to tax receivable agreement liability	—	1,073	(4,818)	—
Loss on investment	—	1,000	—	1,000
ERP implementation expenses	1,162	—	3,240	—
Acquisition related adjustment - deferred revenue	1,077	3,563	5,216	9,224
Other income, net	—	16	8	10

Adjusted EBITDA	$119,929	$103,745	$340,981	$293,071

Segment Adjusted EBITDA:
Supply Chain Services	$118,704	$101,600	$329,642	$290,210
Performance Services	30,771	26,166	90,158	67,717
Corporate	(29,546)	(24,021)	(78,819)	(64,856)

Adjusted EBITDA	$119,929	$103,745	$340,981	$293,071
Depreciation and amortization	(13,110)	(11,538)	(37,174)	(33,107)
Amortization of purchased intangible assets	(8,740)	(2,554)	(24,058)	(6,598)
Stock-based compensation	(11,839)	(7,285)	(37,093)	(21,129)
Acquisition related expenses	(2,583)	(2,863)	(11,699)	(6,408)
Strategic and financial restructuring expenses	(33)	(2)	(268)	(1,281)
Adjustment to tax receivable agreement liability	—	(1,073)	4,818	—
ERP implementation expenses	(1,162)	—	(3,240)	—
Acquisition related adjustment - deferred revenue	(1,077)	(3,563)	(5,216)	(9,224)
Equity in net income of unconsolidated affiliates	(6,627)	(5,197)	(16,002)	(14,812)
Deferred compensation plan expense	—	(759)	2,073	209

Operating income	$74,758	$68,911	$213,122	$200,721

Equity in net income of unconsolidated affiliates	6,627	5,197	16,002	14,812
Interest and investment income, net	(285)	204	(981)	517
Loss on investment	—	(1,000)	—	(1,000)
Other expense, net	—	743	(2,081)	(219)

Income before income taxes	$81,100	$74,055	$226,062	$214,831

Reconciliation of Net Income (Loss) Attributable to Stockholders to Non-GAAP Adjusted Fully Distributed Net Income:

Net income (loss) attributable to stockholders	$299,948	$(374,853)	$716,719	$(781,216)
Adjustment of redeemable partners’ capital to redemption amount	(284,409)	387,062	(685,649)	811,969
Income tax expense	9,543	2,026	41,257	12,107
Stock-based compensation	11,839	7,285	37,093	21,129
Acquisition related expenses	2,583	2,863	11,699	6,408
Strategic and financial restructuring expenses	33	2	268	1,281
ERP implementation expenses	1,162	—	3,240	—
Adjustment to tax receivable agreement liability	—	1,073	(4,818)	—
Loss on investment	—	1,000	—	1,000
Acquisition related adjustment - deferred revenue	1,077	3,563	5,216	9,224
Amortization of purchased intangible assets	8,740	2,554	24,058	6,598
Net income attributable to non-controlling interest in Premier LP	56,018	59,568	153,735	170,135

Non-GAAP adjusted fully distributed income before income taxes	106,534	92,143	302,818	258,635
Income tax expense on fully distributed income before income taxes	42,614	36,857	121,127	103,454

Non-GAAP Adjusted Fully Distributed Net Income	$63,920	$55,286	$181,691	$155,181

Premier Inc. FY’16 Q3 Results

Supplemental Financial Information - Reporting of Non-GAAP Free Cash Flow

Reconciliation of Selected Non-GAAP Measures to GAAP Measures

(Unaudited)

(in thousands)

	Three Months Ended March 31,		Three Months Ended December 31,		Three Months Ended September 30,		Nine Months Ended March 31,
	2016	2015	2015	2014	2015	2014	2016	2015
Reconciliation of Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow:
Net cash provided by operating activities	$132,101	$101,860	$116,117	$107,842	$22,719	$45,873	$270,937	$255,575
Purchases of property and equipment	(15,802)	(18,653)	(21,741)	$(18,051)	(17,141)	(14,360)	(54,684)	(51,064)
Distributions to limited partners of Premier LP	(22,504)	(23,701)	(23,029)	$(22,691)	(22,432)	(22,408)	(67,965)	(68,800)

Non-GAAP Free Cash Flow	$93,795	$59,506	$71,347	$67,100	$(16,854)	$9,105	$148,288	$135,711

Supplemental Financial Information - Reporting of Net Income and Earnings Per Share

Reconciliation of Selected Non-GAAP Measures to GAAP Measures

(Unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
Reconciliation of numerator for GAAP EPS to Non-GAAP EPS on Adjusted Fully Distributed Net Income
Net income (loss) attributable to stockholders	$299,948	$(374,853)	$716,719	$(781,216)
Adjustment of redeemable limited partners’ capital to redemption amount	(284,409)	387,062	(685,649)	811,969
Income tax expense	9,543	2,026	41,257	12,107
Stock-based compensation	11,839	7,285	37,093	21,129
Acquisition related expenses	2,583	2,863	11,699	6,408
Strategic and financial restructuring expenses	33	2	268	1,281
ERP implementation expenses	1,162	—	3,240	—
Adjustment to tax receivable agreement liability	—	1,073	(4,818)	—
Loss on investment	—	1,000	—	1,000
Acquisition related adjustment - deferred revenue	1,077	3,563	5,216	9,224
Amortization of purchased intangible assets	8,740	2,554	24,058	6,598
Net income attributable to non-controlling interest in Premier LP	56,018	59,568	153,735	170,135

Non-GAAP fully distributed income before income taxes	106,534	92,143	302,818	258,635
Income tax expense on fully distributed income before income taxes	42,614	36,857	121,127	103,454

Non-GAAP adjusted fully distributed net income	$63,920	$55,286	$181,691	$155,181

Reconciliation of denominator for GAAP EPS to Non-GAAP Adjusted Fully Distributed Earnings per Share
Weighted Average:
Common shares used for basic and diluted earnings (loss) per share	44,716	37,316	41,329	35,066
Potentially dilutive shares	2,465	1,148	2,172	845
Conversion of Class B common units	97,837	106,706	102,057	109,184

Weighted average fully distributed shares outstanding - diluted	145,018	145,170	145,558	145,095

Reconciliation of GAAP EPS to Non-GAAP Adjusted Fully Distributed EPS
GAAP earnings (loss) per share	$6.71	$(10.05)	$17.34	$(22.28)
Adjustment of redeemable limited partners’ capital to redemption amount	$(6.36)	$10.37	$(16.59)	$23.16
Impact of additions:
Income tax expense	$0.21	$0.05	$1.00	$0.35
Stock-based compensation	$0.26	$0.20	$0.90	$0.60
Acquisition related expenses	$0.06	$0.08	$0.28	$0.18
Strategic and financial restructuring expenses	$0.00	$0.00	$0.01	$0.04
ERP implementation expenses	$0.03	$—	$0.08	$—
Adjustment to tax receivable agreement liability	$—	$0.03	$(0.12)	$—
Loss on investment	$—	$0.03	$—	$0.03
Acquisition related adjustment - deferred revenue	$0.02	$0.10	$0.13	$0.26
Amortization of purchased intangible assets	$0.20	$0.07	$0.58	$0.19
Net income attributable to non-controlling interest in Premier LP	$1.25	$1.60	$3.72	$4.85
Impact of corporation taxes	$(0.95)	$(0.99)	$(2.93)	$(2.95)
Impact of increased share count	$(0.99)	$(1.11)	$(3.15)	$(3.36)

Non-GAAP Adjusted Fully Distributed Earnings Per Share	$0.44	$0.38	$1.25	$1.07

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